UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”) was held on April 27, 2010 in New York, New York. A total of 85,795,594 shares of the Company’s common stock (89.75% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
Election of Directors
     The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Non-Votes
Lee A. Chaden	77,237,198	304,511	—	8,253,885
Bobby J. Griffin	77,234,927	306,782	—	8,253,885
James C. Johnson	77,278,766	262,943	—	8,253,885
Jessica T. Mathews	77,272,189	269,520	—	8,253,885
J. Patrick Mulcahy	77,273,327	268,382	—	8,253,885
Ronald L. Nelson	76,649,747	891,962	—	8,253,885
Richard A. Noll	76,245,169	1,296,540	—	8,253,885
Andrew J. Schindler	77,006,232	535,477	—	8,253,885
Ann E. Ziegler	62,004,197	15,537,512	—	8,253,885
Ratification of Appointment of Independent Registered Public Accounting Firm
     The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2010 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
85,536,990	194,408	64,196

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2010	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson

Joia M. Johnson Executive Vice President, General Counsel and Corporate Secretary